                                                                    Exhibit 4.5
                                     AMENDMENT NO. 1
                         TO THE GAYLORD CONTAINER CORPORATION
                         1997 LONG-TERM EQUITY INCENTIVE PLAN

         WHEREAS, Gaylord Container Corporation, a Delaware corporation (the "Company") maintains the 1997 Long-Term Equity Incentive Plan (the "Plan") to promote the long-term growth and profitability of the Company and its subsidiaries by (i) providing certain directors, officers and key employees of the Company and its subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company and
(ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility;

         WHEREAS, the Plan provides that it may be modified from time to time;

         WHEREAS, the following amendments to the Plan have been approved by the Board of Directors of the Company, the Compensation and Stock Option Committee of the Board of Directors and the stockholders of the Company;

         NOW, THEREFORE, effective as of February 8, 2000, the Company amends the Plan as follows:

         1. Section 4 shall be amended by deleting "2,000,000" from the first line of the first paragraph and replacing it with "3,500,000".

         2. Except as set forth herein, the Plan shall continue in full force and effect and in accordance with its terms.

         IN WITNESS WHEREOF, the undersigned Secretary of the Company confirms that this Amendment No. 1 was approved by the Board of Directors of the Company on November 10, 1999, by the Compensation and Stock Option Committee of the Board of Directors on November 9, 1999 and by the stockholders of the Company on February 8, 2000.

                                          GAYLORD CONTAINER CORPORATION


                                          By:     /s/ David F. Tanaka
                                                  ----------------------------
                                                  David F. Tanaka
                                                  SECRETARY

                                          Dated:  February 8, 2000